Exhibit 99.1

                             OFFICER'S CERTIFICATE

I, Mario R. Fegan. Jr., hereby certify that I am the Vice President, Master Servicing, of Impac Funding Corporation. I further certify, in accordance of the various Agreements, as applicable, related to each transaction listed on
Schedule I attached hereto (each, an "Agreement"), as Master Servicer, the following:

      1. I have reviewed the activities of the Master Servicer during the preceding calendar year and of its performance under the Agreement;

      2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement for such year;

      3. I have reviewed the activities of each Subservicer during the Subservicer's most recently ended fiscal year on or prior to December 31, 2005 and its performance under its Subservicing Agreement; and

      4, To the best of my knowledge, based on my review and the certification of an officer of each Subservicer, each Subservicer has performed and fulfilled its duties, responsibilities and obligations under the Agreement and its Subservicing Agreement in all material respects throughout the year, or if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, the nature and status of each such default is attached hereto on Schedule II.

Date: 3/17/06

                                         IMPAC FUNDING CORPORATION,
                                         as Master Servicer

                                         By: /s/ Mario R. Fegan, Jr.
                                             -----------------------
                                         Name: Mario R. Fegan, Jr.
                                         Title: Vice President, Master Servicing

                                   SCHEDULE I

Securitizations
---------------

IMPAC CMB TRUST - Series 2002-4F
IMPAC CMB TRUST - Series 2002-6F
IMPAC CMB TRUST - Series 2002-8
IMPAC CMB TRUST - Series 2002-9F
IMPAC CMB TRUST - Series 2003-1
IMPAC CMB TRUST - Series 2003-2F
IMPAC CMB TRUST - Series 2003-3
IMPAC CMB TRUST - Series 2003-4
IMPAC CMB TRUST - Series 2003-5
IMPAC CMB TRUST - Series 2003-6
IMPAC CMB TRUST - Series 2003-7
IMPAC CMB TRUST - Series 2003-8
IMPAC CMB TRUST - Series 2003-9F
IMPAC CMB TRUST - Series 2003-10
IMPAC CMB TRUST - Series 2003-11
IMPAC CMB TRUST - Series 2003-12
IMPAC CMB TRUST - Series 2004-1
IMPAC CMB TRUST - Series 2004-3
IMPAC CMB TRUST - Series 2004-4
IMPAC CMB TRUST - Series 2004-5
IMPAC CMB TRUST - Series 2004-7
IMPAC CMB TRUST - Series 2004-8
IMPAC CMB TRUST - Series 2004-10
IMPAC CMB TRUST - Series 2005-1
IMPAC CMB TRUST - Series 2005-4
IMPAC CMB TRUST - Series 2005-5
IMPAC CMB TRUST - Series 2005-7
IMPAC CMB TRUST - Series 2005-8
IMPAC SECURED ASSET CORP - Series 1998-F1
IMPAC SECURED ASSET CORP - Series 2000-3
IMPAC SECURED ASSET CORP - Series 2001-S3
IMPAC SECURED ASSET CORP - Series 2001-S4
IMPAC SECURED ASSET CORP - Series 2001-S5
IMPAC SECURED ASSET CORP - Series 2001-S6
IMPAC SECURED ASSET CORP - Series 2001-S7
IMPAC SECURED ASSET CORP - Series 2001-S8
IMPAC SECURED ASSET CORP - Series 2002-1
IMPAC SECURED ASSET CORP - Series 2002-2
IMPAC SECURED ASSET CORP - Series 2002-3
IMPAC SECURED ASSET CORP - Series 2003-1
IMPAC SECURED ASSET CORP - Series 2003-2
IMPAC SECURED ASSET CORP - Series 2003-3
IMPAC SECURED ASSET CORP - Series 2004-1
IMPAC SECURED ASSET CORP - Series 2004-2
SOUNDVIEW 2003-2

PFCA HOME EQUITY INVESTMENT TRUST 2003-IFC3
PFCA HOME EQUITY INVESTMENT TRUST 2003-IFC4
PFCA HOME EQUITY INVESTMENT TRUST 2003-IFC5
PFCA HOME EQUITY INVESTMENT TRUST 2003-IFC6
PFCA HOME EQUITY INVESTMENT TRUST 2002-IFC1
PFCA HOME EQUITY INVESTMENT TRUST 2002-IFC2

                                   SCHEDULE II

                                     [None]